UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 21, 2014

Independence Bancshares, Inc.

(Exact name of registrant

as specified in its charter)

South Carolina	333-121485	20-1734180
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

500 East Washington Street, Greenville, South Carolina, 29601

(Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code:  (864) 672-1776

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(a) Departure of Directors

On July 21, 2014, Robert B. Willumstad, the Chairman of the Board of Directors of Independence Bancshares, Inc. (the “Company”), and H. Neel Hipp, Jr., the Chairman of the Board of Directors of Independence National Bank (the “Bank”), received a letter from A. Alexander McLean, III, a member of the Boards of Directors of the Company and the Bank since 2008, in which Mr. McLean informed the Chairmen that he was tendering his resignation as a director of the Company and the Bank effective as of the date of the letter. As a result, Mr. McLean would also cease to be a member of the Company’s Audit Committee effective as of the date of his resignation.

Mr. McLean’s letter states that his decision to resign was due to his “disagreement with the strategic direction of the Company.” A copy of Mr. McLean’s letter is attached as Exhibit 17.1 to this Current Report on Form 8-K and incorporated herein by reference.

In accordance with the requirements of Item 5.02 of Form 8-K, the Company has provided Mr. McLean a copy of the disclosures it is making in this Form 8-K no later than the day of filing this Form 8-K with the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Item	Exhibit

17.1	Resignation letter of A. Alexander McLean, III, dated July 21, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEPENDENCE BANCSHARES, INC.

Dated: July 25, 2014	By:	/s/ Martha L. Long
Name: Martha L. Long
Title: Chief Financial Officer